Exhibit 99.1

                             ADVANCE NANOTECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                               September 30, 2005

                                     ASSETS


                                                                   As filed       Adjustments      Pro forma
                                                                 ------------    ------------    ------------
Current assets
  Cash and cash equivalents                                      $ 10,045,237    $         --    $ 10,045,237
  Prepaid licensing fees                                               99,800                          99,800
  Prepayments                                                         438,094                         438,094
  Loans receivable                                                    244,418                         244,418
  Other current assets                                                767,210                         767,210
                                                                 ------------    ------------    ------------
        Total current assets                                       11,594,759              --      11,594,759

Office equipment, net                                                 270,693                         270,693
Unpatented Technology                                                  77,765                          77,765
Investments                                                           183,632                         183,632
                                                                 ------------    ------------    ------------

                                                                 $ 12,126,849    $         --    $ 12,126,849
                                                                 ============    ============    ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                               $  1,028,947    $         --    $  1,028,947
  Accrued expenses                                                  2,188,764                       2,188,764
                                                                 ------------    ------------    ------------
        Total Current Liabilities                                   3,217,711              --       3,217,711

Other liabilities
  Common stock warrants                                            22,689,888     (22,689,888)             --
                                                                 ------------    ------------    ------------

        Total liabilities                                          25,907,599     (22,689,888)      3,217,711

Stockholders' equity
Common stock; $0.001 par value; shares authorized 100,000,000;
        Shares issued and outstanding 33,096,401                       33,098                          33,098
 Additional paid in capital                                         3,224,402      22,689,888      25,914,290
 Accumulated other comprehensive income                              (320,172)                       (320,172)
 Deficit accumulated during development stage                     (16,718,078)                    (16,718,078)
                                                                 ------------    ------------    ------------

        Total stockholders' equity                                (13,780,750)     22,689,888       8,909,138
                                                                 ------------    ------------    ------------

                                                                 $ 12,126,849    $         --    $ 12,126,849
                                                                 ============    ============    ============


                                  End of Filing